SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         January 25, 2005
                                                --------------------------------

Commission       Registrant, State of Incorporation,       I.R.S. Employer
File Number      Address and Telephone Number              Identification No.

1-3526           The Southern Company                      58-0690070
                 (A Delaware Corporation)
                 270 Peachtree Street, N.W.
                 Atlanta, Georgia 30303
                 (404) 506-5000

1-3164           Alabama Power Company                     63-0004250
                 (An Alabama Corporation)
                 600 North 18th Street
                 Birmingham, Alabama 35291
                 (205) 257-1000

1-6468           Georgia Power Company                     58-0257110
                 (A Georgia Corporation)
                 241 Ralph McGill Boulevard, N.E.
                 Atlanta, Georgia 30308
                 (404) 506-6526

0-2429           Gulf Power Company                        59-0276810
                 (A Maine Corporation)
                 One Energy Place
                 Pensacola, Florida 32520
                 (850) 444-6111

001-11229        Mississippi Power Company                 64-0205820
                 (A Mississippi Corporation)
                 2992 West Beach
                 Gulfport, Mississippi 39501
                 (228) 864-1211

1-5072           Savannah Electric and Power Company       58-0418070
                 (A Georgia Corporation)
                 600 East Bay Street
                 Savannah, Georgia 31401
                 (912) 644-7171

333-98553        Southern Power Company                    58-2598670
                 (A Delaware Corporation)
                 270 Peachtree Street, N.W.
                 Atlanta, Georgia 30303
                 (404) 506-5000

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by seven registrants: The Southern Company, Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company and Southern Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.02.        Results of Operations and Financial Condition.
                  ---------------------------------------------

         The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibits attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

         On January 25, 2005, The Southern Company ("Southern Company") issued a press release regarding its earnings for the quarter and year ended December 31, 2004. A copy of this release is being furnished as Exhibit 99.01 to this Current Report on Form 8-K. In addition, certain additional information regarding the financial results for the quarter and year ended December 31, 2004 is being furnished as Exhibits 99.02 through 99.06 to this Current Report on Form 8-K.

                       Use of Non-GAAP Financial Measures

         In the press release attached hereto as Exhibit 99.01, Southern Company, in addition to presenting its earnings information in conformity with accounting principles generally accepted in the U.S. ("GAAP"), has also provided non-GAAP earnings data for the quarters and years ended December 31, 2004 and 2003. The non-GAAP earnings data for the quarter and year ended December 31, 2004 reflects an adjustment to exclude a one-time gain related to the resolution of an IRS audit for the years 2000 and 2001, which had the net effect of increasing earnings by $24 million, or 3 cents per share. The non-GAAP earnings data for the quarter and year ended December 31, 2003 reflects an adjustment to exclude a one-time after-tax expense of $37 million, or 5 cents per share, associated with an interim state regulatory order in December 2003 related to the request of Mississippi Power Company to place additional capacity from Plant Daniel into retail rates. In addition, the non-GAAP earnings data for the year ended December 31, 2003 reflects an adjustment to exclude a one-time after-tax gain of $83 million in May 2003, or 11 cents per share, related to the termination of all long-term wholesale contracts with Dynegy, Inc. as adjusted for revenues that would have been recognized for the remainder of the year. Southern Company believes that these non-GAAP financial measures are useful to investors because the items excluded are not indicative of Southern Company's continuing operating results and are excluded by Southern Company's management for planning and forecasting purposes. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

                                    Exhibits

         The exhibits hereto contain business segment information for Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company and Southern Power Company. Accordingly, this report is also being furnished on behalf of each such registrant.


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         The following exhibits relate to the quarter and year ended December
31, 2004:

Exhibit 99.01         Press Release.

Exhibit 99.02         Financial Highlights.

Exhibit 99.03         Significant Factors Impacting EPS.

Exhibit 99.04         Analysis of Consolidated Earnings.

Exhibit 99.05         Kilowatt-Hour Sales.

Exhibit 99.06         Financial Overview.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     January 25, 2005            THE SOUTHERN COMPANY



                                      By    /s/W. Dean Hudson
                                             W. Dean Hudson
                                               Comptroller

                                      ALABAMA POWER COMPANY
                                      GEORGIA POWER COMPANY
                                      GULF POWER COMPANY
                                      MISSISSIPPI POWER COMPANY
                                      SAVANNAH ELECTRIC AND POWER COMPANY
                                      SOUTHERN POWER COMPANY



                                      By    /s/Wayne Boston
                                              Wayne Boston
                                           Assistant Secretary